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Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE Fairfax, Virginia July 3, 2002	Contact:	Bernard H. Clineburg, Vice Chairman, President & CEO, (703) 279-5090 John P. Hollerbach, EVP & CFO, (703) 279-5049

Cardinal Financial Corporation Announces Second Quarter Writedown of
WorldCom Bond Investment

Cardinal Financial Corporation (NASDAQ: CFNL-Common, CFNLP-Preferred) (the "Company" or "Cardinal"), parent company of Cardinal Bank, N.A., headquartered in Fairfax, Virginia, today announced the writedown of a $2 Million WorldCom bond in its investment portfolio, as a result of the recent disclosures by WorldCom and the Securities and Exchange Commission. The bond, a component of the Company's approximately $170 Million (as of 6/30/02) available for sale and federal funds sold portfolio, has been adjusted to market value at June 30, 2002 through an income statement adjustment, in accordance with generally accepted accounting principles. The bond has a coupon of 6.5%, was rated at investment grade by Moody's and Standard and Poor's at the time of purchase, and is scheduled to mature in May 2004.

Cardinal Financial Corporation recently completed a successful $18.5 Million capital raising program and expects to report, with the exception of the WorldCom bond writedown described above, positive earnings for the second quarter of 2002.

This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified by the use of forward-looking terminology such as "may," "could," "expect," "believe," "anticipate," "intend," "plan" or variations thereof. These forward-looking statements may contain information related to matters such as the Company's intent, belief or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC filings.

To learn more about Cardinal Financial Corporation and its subsidiaries, please log on to www.cardinalbank.com, or call (703) 279-5050.

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  Exhibit 99